Exhibit 99.1

“Your Business Communications Partner”

News Release

For Immediate Release	Contact: Bob Lougee (508) 435-6117
Thursday, December 16, 2004

USA Mobility Names Thomas L. Schilling Chief Financial Officer

Alexandria, VA (December 16, 2004) — USA Mobility, Inc. (Nasdaq: USMO) today announced the hiring and appointment of Thomas L. Schilling as chief financial officer. The appointment will become effective on January 3, 2005.

Vincent D. Kelly, president and chief executive officer, stated: “We are extremely pleased to have Tom join the USA Mobility team. He is a seasoned financial executive, fully embraces our free cash flow strategy and has held key positions in organizations such as MCI and Sprint, where his strategic and operational direction produced substantial cost savings, operational efficiencies and increased profitability. Tom will be responsible for our overall financial operations, including accounting, reporting, treasury, tax, financial planning and integration.”

Schilling has more than 18 years of financial and operational management experience in the communications industry, including positions with MCI, Inc., Sprint Communications Co. LP, and Cincinnati Bell, Inc. Most recently he was chief financial officer of Cincinnati Bell where he helped with a comprehensive financial restructuring and the sale of the company’s broadband subsidiary. He had previously served as CFO of Cincinnati Bell’s Broadwing Communications subsidiary and oversaw its IT consulting services business unit. Previously, Schilling spent eight years with MCI in various financial management roles including business planning, pricing and mergers and acquisitions, and four years with Sprint in financial management and corporate development positions. He has also served as CFO of Autotrader.com. Schilling has a Bachelor of Science degree in accounting from Indiana University.

About USA Mobility, Inc.
USA Mobility, Inc. is the new holding company formed as a result of the merger between Metrocall Holdings, Inc. and Arch Wireless, Inc. on November 16, 2004. Headquartered in Alexandria, VA, USA Mobility is a leading provider of paging products and other wireless services to the business, government and healthcare sectors. USA Mobility offers traditional numeric, one-way text and two-way paging. In addition, the company offers mobile voice and data services through Nextel and AT&T Wireless/Cingular as well as wireless e-mail solutions. The company’s product offerings include Integrated Resource Management Systems with wireless connectivity solutions for medical, business, government and other campus environments. USA Mobility focuses on the business-to-business marketplace and supplies wireless mobile connectivity solutions to businesses and organizations of all sizes. In addition to its reliable, nationwide one-way networks, USA Mobility’s two-way networks have the largest high-powered terrestrial ReFLEX footprint in the United States with roaming partners in Canada, Mexico and the Caribbean. USA Mobility provides the preferred ReFLEX wireless data network for many of the largest telecommunication companies in the United States that source network services and resell under their own brand names. For further information visit www.usamobility.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act: Statements contained herein or in prior press releases which are not historical fact, such as statements regarding USA Mobility’s financial strategy, are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause USA Mobility’s actual results to be materially different from the company’s expectations expressed or implied by such forward-looking statements. Factors that could cause USA Mobility’s actual results to differ materially from those expectations include, but are not limited to, declining demand for paging products and services, ability to continue to reduce operating expenses and maintain operating margins, ability to complete announced redemptions and payments on its long-term debt, future capital needs, competitive pricing pressures, competition from both traditional paging services and other wireless communications services, government regulation, reliance upon third-party providers for certain equipment and services, as well as other risks described from time to time in USA Mobility’s periodic reports and registration statements filed with the Securities and Exchange Commission. Although USA Mobility believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. USA Mobility disclaims any intent or obligation to update any forward-looking statements.

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